Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8/A of our report dated November 15, 2010 on the 2010 consolidated financial statements of Alternative Energy Partners, Inc. and subsidiaries (a development stage company), which report appears in the annual report on Form 10-K of Alternative Energy Partners, Inc. and subsidiaries for the year ended July 31, 2010.

/s/ Moss, Krusick & Associates, LLC

Winter Park, Florida
December 3, 2010